Exhibit 4.15

EXHIBIT A

SPECIMEN WARRANT CERTIFICATE

COMMON STOCK PURCHASE WARRANTS
VELOCITY ASSET MANAGEMENT, INC.

Incorporated Under the Laws of the State of New York

No. – ___________	_____________ Common Stock
Purchase Warrants

CERTIFICATE FOR COMMON STOCK
PURCHASE WARRANTS

          VELOCITY ASSET MANAGEMENT, INC., a New York corporation (the “Company”), for value received, hereby certifies that _______________________, or registered assigns (the “Holder”), is the registered owner of the above indicated number of Warrants. One (1) Warrant entitles the Holder to purchase 1/4th of a share of the Company’s common stock, $0.001 par value (the “Common Stock”). The Common Stock issuable upon an exercise of this Warrant is sometimes herein referred to as the “Warrant Stock” and the shares of such Warrant Stock are sometimes herein referred to as the “Warrant Shares.”

          1. Purchase Price. The purchase price (the “Exercise Price”) per share for the Warrant Stock shall be $___ per share, subject to adjustment hereunder, tendered to the Company as provided in Section 3 hereof.

          2. Rights to Exercise. The Holder shall have the right (but not the obligation) to exercise the Warrant, in whole in or in part, to receive the Warrant Stock, subject to adjustment hereunder, at any time on or before ___________, 2011 (the “Exercise Period”).

          3. Manner of Exercise. In order to exercise this Warrant, the Holder shall surrender this Warrant certificate at the office of the Continental Stock Transfer & Trust Company (the “Warrant Agent”), 17 Battery Place, New York, New York 10004, or at such other address within the State of New York as the Company shall designate in writing, together with a duly executed exercise form in the form attached hereto and simultaneous payment in full (in cash or by certified or official bank or bank cashier’s check payable to the order of the Company or by offset of obligations then owed by the Company to the Holder) of the purchase price for the Warrant Stock. Fractional shares will not be issued upon the exercise of Warrants, and no payment will be made with respect to any fractional share of common stock to which any warrant holder might otherwise be entitled upon exercise of Warrants. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Warrant Agent will, upon exercise, round up to the nearest whole number the number of Shares to be issued to the Warrant holder.

          Upon surrender of this Warrant certificate in conformity with the foregoing provisions, the Warrant Agent shall promptly deliver to or upon the written order of the Holder a stock certificate or certificates representing the Warrant Stock.

          4. Adjustments upon Certain Events.

                    4.1 Stock Splits, Stock Combinations and Certain Stock Dividends. If the Company shall at any time subdivide or combine its outstanding Common Stock, or declare a dividend in Common Stock or other securities of the Company convertible into or exchangeable for Common Stock, a Warrant shall, after such subdivision or combination or after the record date for such dividend, be exercisable for that number of shares of Common Stock and other securities of the Company that the Holder would have owned immediately after such event with respect to the Common Stock and other securities for which a Warrant may have been exercised immediately before such event had the Warrant been exercised immediately before such event. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision, combination or dividend becomes effective.

                    4.2 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Common Stock or other securities receivable upon exercise of a Warrant are converted into other stock or securities of the same or another corporation, then and in each such case, the Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination, shall be entitled to receive, in lieu of the shares of Common Stock or other securities to which such Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Holder would have owned immediately after such event with respect to the shares Common Stock and other securities for which a Warrant may have been exercised immediately before such event had the Warrant been exercised immediately prior to such event.

                    4.3 Notice. In each case of an adjustment in the Common Stock or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.

          5. Call Option. Beginning on the date that is three (3) months after the date hereof and provided the Company’s Common Shares have, for at least twenty (20) trading days within any period of thirty (30) consecutive trading days including the last trading day of such period, had a closing price per share in excess of $_________, the Company shall have the right and option, upon not less than thirty (30) calendar days’ and not more than sixty (60) calendar days’ written notice to the Holder, to call, and thereafter to redeem and acquire all of the Warrants remaining outstanding and unexercised at the date fixed for such redemption in such notice (the “Redemption Date”), which Redemption Date shall be at least thirty (30) calendar days after the date of such notice, for an amount equal to One-Tenth of One Cent ($0.001) per Warrant; provided, however, that the Holder shall have the right during the period between the date of such notice and the Redemption Date to exercise the Warrants in accordance with the provisions of Section 3 hereof. Said notice of redemption shall require the Holder to surrender to the

Company, not later than on the Redemption Date, at the principal executive offices of the Warrant Agent, Holder’s certificate or certificates representing the Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the Redemption Date, after the Redemption Date such Warrants shall be deemed to be expired and all rights of the Holder of such unsurrendered Warrants shall cease and terminate, other than the right to receive the redemption price of $0.001 per Warrant for such Warrants, without interest.

          In connection with any call hereunder, the Company shall have no obligation to call any other stock purchase warrant or warrants, whether or not having similar terms, and no call made pursuant to any other stock purchase warrant shall obligate the Company to exercise its right and option to make a call hereunder.

          6. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the exercise of its reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver, in lieu thereof, a new Warrant in the same form and tenor.

          7. Reservation of Shares Issuable on Exercise of Warrant. The Company will at all times reserve and keep available out of its authorized shares, solely for issuance upon the exercise of the Warrant, such shares of its Common Stock and other securities as from time to time shall be issuable upon the exercise of the Warrant.

          8. Miscellaneous.

                    8.1 Governing Law. This Warrant shall be construed in accordance with, and governed by the substantive laws of, the State of Delaware.

                    8.2 Assignment. The benefit of this Warrant and of the Warrant Stock represented hereby may be assigned and transferred by the Holder and its assigns in accordance with any applicable securities laws and regulations; however, the obligations of the Company and its successors may not be delegated without the prior written consent of the Holder hereof. Subject to the foregoing, this Warrant shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, agents, heirs and assigns.

                    8.3 Enforcement. In the event of a dispute between the parties arising under this Warrant, the party prevailing in such dispute shall be entitled to collect such party’s costs and expenses from the other party, including without limitation court costs and reasonable attorneys’ fees.

                    8.4 Notices. All notices, requests, consents and demands shall be given to the Company at 1800 Route 34 North, Building 4, Suite 404A, Wall, New Jersey 07719, and to the Holder at the address shown on the records of the Company as provided by the Holder. All notices, requests, consents and demands shall be given or made by personal delivery, by confirmed air courier, by telecopy or by certified first class mail, return receipt requested, postage prepaid, to the party addressed as aforesaid. If sent by confirmed air courier, such notice shall be deemed to be given on the earlier to occur of the date actually received by the addressee or the business day on which delivery is made at such address as confirmed by the air courier. If mailed, such notice shall be deemed to be given on the earlier to occur of the date actually received by the addressee or the third business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such party’s business address. If given by telecopy, such notice shall be deemed to be given on the business day actually received by the addressee.

                    8.5 Payment of Taxes. The Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance, transfer or delivery of any Warrant Stock on exercise of the Warrants. In the event the Warrant Stock are to be delivered in a name other than the name of the Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.

                    8.6 Reduction in Exercise Price at Company’s Option. The Company’s Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company’s Board of Directors. The Company shall promptly notify the Holders of any such reduction in the Exercise Price.

                     8.7 Registration of the Warrant Shares. The Company hereby covenants that within 10 business days of the filing of the Company’s 2007 Annual Report on Form 10-KSB, it shall file a registration statement on Form S-3 with the Commission covering the resale of the Warrant Shares. The Company also covenants that it will use its best efforts to take all steps necessary to obtain effectiveness of such registration statement and list the Warrant Shares on the American Stock Exchange.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the____ day of December, 2007.

VELOCITY ASSET MANAGEMENT, INC.,
a New York corporation

By:

Its:	President

VELOCITY ASSET MANAGEMENT, INC.

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JR TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF TRANS MIN ACT - ____________ (Custodian for Minor) as custodian for ___________ (name of minor) under the Uniform Transfers to Minors Act

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

(To be Executed by the Registered Holder if He or She
Desires to Assign Warrants Evidenced by the
Within Warrant Certificate)

          FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ____________________  ________________ (________) Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Warrants evidenced by the within Warrant Certificates on the books of the Company, with full power of substitution.

Dated:

Signature

Notice:	The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed: _________________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

FORM OF ELECTION TO PURCHASE

(To be Executed by the Holder if Holder Desires to Exercise
Warrants Evidenced by the Warrant Certificate)

To Velocity Asset Management, Inc.

          The undersigned hereby irrevocably elects to exercise _______________________ (_________) Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder,_____________________ (_________) full shares of Common Stock issuable upon exercise of said Warrants and delivery of $_______ and any applicable taxes.

          The undersigned requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

(Please print name and address)

          If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

(Please print name and address)

Dated:	Signature:

NOTICE:

The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed: ____________________________________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.